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Exhibit 99.2

PRELIMINARY—SUBJECT TO COMPLETION

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
Proxy for Special Meeting of Stockholders to be held on                        , 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints                        and                         proxies, each with the power to appoint his or her substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of common stock, par value $0.001 per share, of Enliven Marketing Technologies Corporation, or Enliven, a Delaware corporation that the undersigned is entitled to vote at the special meeting of stockholders of Enliven to be held at                        on                         , 2008 at                        , and at any adjournment thereof, upon the matters set forth on the reverse side, and all other matters as may properly come before the special meeting or any adjournment thereof.

        The shares of common stock executed by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, but, if no direction is indicated, this proxy will be voted "FOR" the adoption of the Agreement and Plan of Merger by and among DG FastChannel, Inc., a Delaware corporation, DG Acquisition Corp. VI., a Delaware corporation and a wholly owned subsidiary of DG FastChannel, Inc., and Enliven, dated as of May 7, 2008, and the approval of the merger contemplated thereby (Item 1) and "FOR" the adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies (Item 2).

        The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the Special Meeting and acknowledges receipt of the notice of the Special Meeting and the proxy statement attached thereto.

        YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

PRELIMINARY—SUBJECT TO COMPLETION

Please sign and date this proxy where indicated below before mailing.

Please fold and detach card at perforation before mailing.

☒
Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2, AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

  1.
  To adopt the Agreement and Plan of Merger by and among DG FastChannel, Inc., a Delaware corporation, DG Acquisition Corp. VI., a Delaware corporation and a wholly owned subsidiary of DG FastChannel, Inc., and Enliven, dated as of May 7, 2008 and approve the merger contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN
  2.
  To adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter properly coming before the Special Meeting.

Signature(s)

Signature(s)

Date:                                    , 2008

Please sign exactly as your name or names appear hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc. please give full title.

☐
Mark here if you plan to attend the Special Meeting.

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  Exhibit 99.2
PRELIMINARY—SUBJECT TO COMPLETION ENLIVEN MARKETING TECHNOLOGIES CORPORATION Proxy for Special Meeting of Stockholders to be held on , 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PRELIMINARY—SUBJECT TO COMPLETION Please sign and date this proxy where indicated below before mailing.